Exhibit 99.B(j)1.a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Post Effective Amendment No. 27) on Form N-1A of our report dated September 27, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006, Annual Reports to Shareholders of the SM&R Alger Technology Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund, SM&R Alger Growth Fund, SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, SM&R Tax Free Fund, SM&R Primary Fund and SM&R Money Market Fund, which is also incorporated by reference into this Registration Statement.  We also consent to the reference to our firm under the headings “Financial Highlights” appearing in the Prospectus and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information, which are part of this Registration Statement.

BKD, LLP

Houston, Texas
December 27, 2006